POWER OF ATTORNEY

Know by all these present, that the undersigned, Ann Q. Curry, having a business address of 3399 Peachtree Road, NE, Suite 1900, Atlanta, Georgia 30326 and a business telephone number of 404 475 6599, hereby constitutes and appoints each and any of Allie Nagy Esq, Kevin Fogle, Paralegal, and Kelly R Snipes, Paralegal as representatives of Nelson Mullins Riley and Scarborough LLP (NMRS) and Laura Finney, Manager Financial Reporting of State Bank Financial Corporation, as the undersigneds true and lawful attorney in fact for the following limited purposes.

1. to execute for and on behalf of the undersigned, in the undersigneds capacity as a Director of State Bank Financial Corporation (the company) the SECs Form ID to obtain Edgar filing codes in addition to Forms 3, 4 and 5 in accordance with Section 16a of the Securities
Exchange Act of 1934 and the rules thereunder;

2. to do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. to take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

The undersigned hereby grants to such attorney in fact full power and a uthority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney in fact or such attorney in facts substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact in serving in such capacity at the request of the undersigned, is not assuming nor is the company or NMRS assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact, and is coupled with an interest.

IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 24th day of July, 2013.

/s/ Ann Q. Curry
Ann Q. Curry
Director
State Bank Financial Corporation